UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 3, 2022

Date of Report
(Date of earliest event reported)

MicroCloud Hologram Inc.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-440519	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 302, Building A, Zhong Ke Na Neng Building,
Yue Xing Sixth Road, Nanshan District, Shenzhen,
People’s Republic of China 518000
(Address of principal executive offices, including Zip Code)

+86 (0755) 2291 2036
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	HOLO	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one-half ordinary share at an exercise price of $11.50 per share	HOLOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

Resignation of Previous Independent Registered Public Accounting Firm

On October 31, 2022, Friedman LLP (“Friedman”) ceased to be the independent auditor of MicroCloud Hologram Inc. (formerly known as “Golden Path Acquisition Corporation,” either or together as the “Company”) due to the expiration of the engagement letter between the Company and Friedman.

The report of Friedman on the audited consolidated financial statements of the Company, for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through October 31, 2022, there were no: (i) disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Friedman, would have caused Friedman to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, or (ii) any reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Friedman with a copy of this disclosure and has requested that Friedman furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Friedman agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K. and, if not, stating the respect in which it does not agree. A copy of Friedman’s letter dated November 3, 2022 is attached hereto as Exhibit 16.1.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with Friedman’s departure as the Company’s independent auditor, on October 31, 2022, the Audit Committee of the Board of Directors of the Company (the “Board”) and the Board approved the appointment of Assentsure PAC (“Assentsure”) as the Company’s independent auditor subject to completion by Assentsure of its standard client acceptance procedures and execution of an engagement letter.

During the Company’s two most recent fiscal years ended December 31, 2021 and 2020 and through Assentsure’s appointment on October 31, 2022, neither the Company nor anyone acting on its behalf consult Assentsure with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Assentsure did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement or any reportable events as defined and set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
16.1	Letter from Friedman LLP to the Securities and Exchange Commission, dated November 3, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2022

MicroCloud Hologram Inc.

By:	/s/ Guohui Kang
Name:	Guohui Kang
Title:	Chief Executive Officer

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